Exhibit 23.3

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement of Collegiate Funding Services, Inc. on Amendment No. 3 to Form S-1 (No. 333-114466) of our report, dated March 5, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

PBGH, LLP

Fredericksburg, Virginia

June 21, 2004